Exhibit 10.46

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

RIGHT TO SUBLICENSE AGREEMENT

This Right to Sublicense Agreement (“Agreement”) is made and entered into as of October 27, 2017 by and between Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH (collectively, with their Affiliates, “Baxalta”) and Xenetic Biosciences, Inc. (with its Affiliates, “Xenetic”) (with Baxalta and Xenetic being the “Parties” and each individually, a “Party”).

WITNESSETH

WHEREAS, the Parties acknowledge the existence of an Exclusive Research, Development, and License Agreement (“Original Agreement”) entered into between Baxter Healthcare SA and Baxter Healthcare Corporation and Lipoxen Technologies Limited on August 15, 2005 and subsequently amended as follows: Amendment No. 1 of August 15, 2005; Letter Amendment of December 13, 2005 (“Amendment No. 2”); Amendment No. 3 of May 2009; Amendment No. 4 of August 10, 2010; Amendment No. 5 of September 15, 2010; and Amendment No. 6 of January 29, 2014 (collectively, the “Amendments,” the Original Agreement as amended by the Amendments is referred to as the “Exclusive Agreement”);

WHEREAS, effective July 1, 2015, Baxter International Inc. separated into two publicly-traded companies, one of which became Baxalta Incorporated;

WHEREAS, Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH retained Baxter International Inc.’s hemophilia treatment projects and products, including the Exclusive Agreement;

WHEREAS, U.K.-based Lipoxen PLC changed its name to Xenetic Biosciences PLC in 2011, and in 2014 Xenetic Biosciences PLC became U.S.-based Xenetic Biosciences, Inc.;

WHEREAS, Xenetic has certain rights in Patents listed in Exhibit A (“Xenetic Patents”) that may cover the composition, manufacture, sale, or import of Licensed Products, or are necessary to develop, make, have made, use, sell, have sold, and import Licensed Products;

WHEREAS, notwithstanding any limitations or conditions set forth in the Exclusive Agreement, Baxalta wishes to sublicense the Xenetic Patents [***]; and

WHEREAS, notwithstanding any limitations or conditions set forth in the Exclusive Agreement, and subject to the limitations and conditions of this Agreement, Xenetic wishes to grant Baxalta the right to sublicense the Xenetic Patents [***].

NOW, THEREFORE, in consideration of the above promises and mutual covenants hereinafter contained, the Parties agree as follows:

SECTION I — DEFINITIONS

“Affiliate” means, with respect to a Party, any Person that directly or indirectly, through one or more intermediates, Controls, is Controlled by, or is under common Control with such Party. For purposes of this Agreement, “Control” means (a) direct or indirect legal or beneficial ownership of fifty percent (50%) or more of (i) the voting equity of such entity or (ii), in the case of a non-corporate entity, equivalent interests, or (b) the power to otherwise direct the business activities of a Person.

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks located in New York, New York are authorized or required by applicable law to remain closed.

“Calendar Day” means all days in a month, including weekends and holidays.

“Effective Date” is the date on which all Parties have signed this Agreement.

“EU” means the European Union, including the United Kingdom.

“Factor VIII” means a recombinantly produced Factor VIII molecule, including the full-length human Factor VIII protein and any equivalents thereof, including any variants containing any derivatives, mutations, deletions, insertions, or substitutions.

“Licensed Patents” means (a) the Xenetic Patents; (b) any and all Patents existing or subsequently issuing from applications (i) from which any of the Xenetic Patents claim direct or indirect priority, (ii) which claim direct or indirect priority from any of the Xenetic Patents, or (iii) which share common priority with any of the Xenetic Patents; (c) any and all Patents existing or subsequently issuing from continuations, divisionals, continuations-in-part, reexaminations, substitutes, requests for continued examination, reissues, extensions, supplementary protection certificates, and renewals of any Patents or applications described in subsection (a) or (b) above; (d) any foreign counterparts, foreign related applications, or foreign related Patents of any of the foregoing; and (e) no others. Licensed Patents does not include any Patents owned or controlled by Baxalta or Xenetic not expressly set forth in this definition.

“Licensed Product” means [***].

“Manufacture” means to develop, make, have made, manufacture, or have manufactured a biologic or pharmaceutical product, including any ingredient thereof, and “Manufactured” shall have a corresponding meaning.

“Market” means to offer, have offered, sell, have sold, offer to sell, or have offered for sale a biologic or pharmaceutical product or to use, commercially-launch or distribute, have commercially-launched or distributed such product for such purposes, and “Marketing” shall have a corresponding meaning.

“Net Sales” shall have the same meaning as set forth in the [***] Agreement. The definition of Net Sales upon entering into the [***] Agreement is as set forth in Exhibit B.

“[***] Agreement” means the agreement, or series of agreements, relating to Licensed Products to be entered into by and between Baxalta and [***], which includes a sublicense to the Licensed Patents, and includes obligations for [***] to (a) make an up-front payment to Baxalta within five (5) Business Days of the parties thereto executing such agreement (the “Up Front Payment”), (b) make quarterly royalty payments to Baxalta which are a function of Net Sales (“[***] Royalties”), and (c) make a quarterly report in connection with such royalty payments (“[***] Report”).

“Patent(s)” means (a) all classes or types of patents throughout the world, including utility patents, utility models, design patents, invention certificates, reexamination certificates, reissues and renewals as well as foreign equivalents thereof; and (b) all applications (including provisional and non-provisional applications), continuations, divisionals, continuations-in-part, reissues, extensions, supplementary protection certificates, renewals, re-examinations, as well as foreign equivalents thereof. The term “Patents” does not include any copyrights, trademarks, mask work rights, or trade secret rights.

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

“Person” means any individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization, or other legal entity.

“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“U.S.” or “US” means the United States of America and its territories.

“U.S. Launch Date” means [***].

“Value Added Tax” or “VAT” means (a) in relation to any jurisdiction within the EU, the tax imposed by the EC Council Directive on the common system of value added tax (2006/112/EC) and any successor or equivalent legislation and any national legislation implementing that directive together with legislation supplemental thereto and the equivalent tax (if any) in that jurisdiction; and (b) in any other jurisdiction, any other value added, goods and services, consumption or similar tax chargeable on the supply or deemed supply of goods or services under applicable legislation or regulation; but, in each event, excluding any U.S. sales tax.

“Xenetic Patents” means the Patents as set forth in Exhibit A.

SECTION II — LICENSE

2.1            Right to Sublicense. Notwithstanding any limitations or conditions set forth in the Exclusive Agreement, Xenetic hereby grants to Baxalta and its Affiliates the right to grant a nonexclusive sublicense under the Licensed Patents to [***]:

(a)	Manufacture the Licensed Product anywhere in the world on or after the Effective Date;

(b)	Market the Licensed Product anywhere in the world other than the U.S. on or after the Effective Date; and

(c)	Market the Licensed Product in the U.S. on or after the U.S. Launch Date.

(individually and collectively, the “Sublicense”).

2.2       Survival of Sublicense. For the avoidance of doubt, any Sublicense of the Licensed Patents granted to [***] shall survive termination of the Exclusive Agreement or this Agreement for any reason.

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

SECTION III CONSIDERATION

3.1            Payment. Provided that Baxalta receives the Up Front Payment, Baxalta US Inc. shall pay Xenetic within fifteen (15) Business Days after receiving the Up Front Payment a lump-sum, non-refundable payment of Seven Million Five Hundred Thousand U.S. Dollars ($7,500,000)(“Milestone Payment”).

3.2            Royalties. Provided that Baxalta receives the [***] Royalties Baxalta US Inc. shall pay Xenetic a [***] percent ([***]%) royalty in U.S. Dollars based on the [***] Royalties within fifteen (15) Business Days after receiving the [***] Royalties throughout the Term.

3.3            No Other Consideration. No other payments shall be due or payable to Xenetic under this Agreement or the Exclusive Agreement in connection with the Sublicense.

3.4            Contingency. For the avoidance of doubt, Baxalta shall not have any obligation (a) to make the payment contemplated in Section 3.1 if Baxalta does not receive the Up Front Payment, nor (b) to make any royalty payment(s) contemplated in Section 3.2 if Baxalta does not receive payment of the corresponding [***] Royalty. Baxalta agrees to use reasonable efforts to promptly collect any amounts owed to it under the [***] Agreement and will keep Xenetic informed in reasonable detail.

3.5            Method of Payment. All payments from Baxalta US Inc. to Xenetic under this Section III shall be made by wire transfer in U.S. Dollars of immediately-available funds to a bank account designated by Xenetic in writing.

3.6            Reporting Obligations. Baxalta shall prepare and provide to Xenetic written reports, which shall be subject to the confidentiality obligations in Section V (the “Royalty Report”). Such Royalty Report shall be provided within ten (10) Business Days after Baxalta receives the [***] Reports. Each Royalty Report shall report Net Sales, as reported in the [***] Report, and the Royalties owed to Xenetic. If Baxalta needs additional time to reconcile [***] written report(s) to ensure accurate reporting, Baxalta shall immediately notify Xenetic of the need for additional time and the parties will mutually agree on a reasonable extension for providing the written reports.

3.7            Currency and currency conversion. Currency and currency conversion calculations shall be the same as applied to Baxalta under the [***] Agreement.

3.8            Records. Baxalta will maintain the [***] Reports for at least three (3) years after submission of the applicable Royalty Report.

3.9            Audit Rights. Upon reasonable prior written notice to Baxalta, Baxalta will provide access to the [***] Reports to a third party accounting firm selected by Xenetic and reasonably acceptable to Baxalta. Baxalta will require any such accounting firm to enter into a confidentiality agreement and will not permit the disclosure of the [***] Reports to any third party including Xenetic. The review will occur: (a) during normal business hours; (b) in a manner reasonably designed to facilitate Xenetic’s review or audit without unreasonable disruption to Baxalta’s business; and (c) no more than once each calendar year during the Term and for a period of three (3) years thereafter. Baxalta will promptly pay to Xenetic the amount of any uncontested underpayment determined by the review or audit, and accrued interest. If the review or audit determines that Baxalta has underpaid any payment by five percent (5%) or more, then Baxalta will also promptly pay the costs and expenses of Xenetic and its accountants in connection with the review or audit.

3.10         Interest. All amounts that are not paid by Baxalta when due will accrue interest from the date due until paid at a rate equal to one and one half percent (1.5%) per year (or the maximum allowed by law, if less).

3.11         Value Added Tax. All payments or amounts due under this Agreement, whether monetary or non-monetary, are exclusive of VAT/Sales Tax and their equivalents.

3.12         Withholding Tax. The withholding of taxes shall be governed by Section 9.5 of the Exclusive Agreement.

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

SECTION IV — WAIVER

To the extent the Exclusive Agreement contains or imposes any restrictions, limitations or conditions on either (i) Baxalta’s ability to grant a sublicense under the Licensed Patents, or (ii) the terms and conditions of any sublicense of the Licensed Patents, Xenetic hereby waives all such restrictions, limitations, and conditions in connection with the Sublicense.

SECTION V — CONFIDENTIALITY

The Parties agree that (1) this Agreement and (2) any information that is shared regarding the [***] Agreement or [***] performance thereof is confidential and no Party will disclose any of its contents, including in any press release, unless (a) required by applicable laws, in which case the Party compelled to disclose will provide prior notice to the other Party in order to afford such other Party the opportunity to prevent or seek confidential treatment of such disclosure, or (b) required by stock exchange rules. Notwithstanding the foregoing, either Party may disclose this Agreement to its attorneys, advisors, consultants, agents, and representatives who are subject to obligations of confidentiality consistent with this Agreement.

SECTION VI — GOVERNING LAW

This Agreement shall be construed, and the relationship between the Parties determined, under the laws of Delaware, notwithstanding any choice-of-law principle that might dictate a different governing law. Baxalta and Xenetic agree (a) that all disputes and litigation regarding this Agreement, its construction and matters connected with its performance be subject to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware (the “Court”); and (b) to submit any disputes, matters of interpretation, controversies, or enforcement actions arising with respect to the subject matter of this Agreement exclusively to the Court. The Parties hereby waive any challenge to the jurisdiction or venue of the Court over these matters.

SECTION VII — TERM

7.1            Term. The term of this Agreement shall commence upon the Effective Date and shall continue on a country by country basis, until the expiration of the last-to-expire Licensed Patents or upon certification from Baxalta that it is not receiving compensation for sales of Licensed Products in a country whichever is later (“Term”) regardless of the termination or expiration of the Exclusive Agreement.

7.2            Termination for Failure to Receive Up Front Payment. In the event that Baxalta does not receive the Up Front Payment under the [***] Agreement within such fifteen (15) Business Day period, Baxalta shall promptly advise Xenetic and the parties will meet and confer within ten (10) Business Days to discuss and agree on a reasonable cure plan. In the event that the [***] Agreement is terminated as a result of failure to make the Up Front Payment, this Agreement and any Sublicenses granted pursuant to this Agreement, shall be terminated.

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

SECTION VIII — OTHER TERMS

8.1            Construction/Interpretation. The headings and captions used in this Agreement are solely for the convenience of reference and shall not affect its interpretation. The term “including” means “including, without limitation,” and “herein,” “hereof,” and “hereunder” refer to this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The Parties agree and acknowledge that this Agreement is the product of both Parties and shall not be construed against either Party.

8.2            Objections. If any administrative, governmental, or judicial body finds that this Agreement is invalid, unenforceable, or illegal under the antitrust, competition or trade regulation laws of the United States, the Parties agree to confer promptly and in good faith in order to modify this Agreement to overcome such finding; provided that nothing contained therein shall be deemed to require a Party to agree to any modification that materially affects the economic value of the transactions contemplated hereby.

8.3            No Agency. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for any other. There is no fiduciary duty or special relationship of any kind between the Parties to this Agreement. Each Party expressly disclaims any reliance on any act, word, or deed of any other Party in entering into this Agreement.

8.4            No Further License; No Third-Party Rights. Nothing contained in this Agreement shall be construed as conferring any right to a license or to otherwise use any patent, trademark, service name, service mark, trade dress, trade secret, or other intellectual property belonging to any Party, except as expressly provided in this Agreement. Nothing in this Agreement is intended to confer upon any Person, other than the Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.5            Sophisticated Parties Represented by Counsel. The Parties each acknowledge, accept, warrant and represent that (a) they are sophisticated parties represented at all relevant times during the negotiation and execution of this Agreement by counsel of their choice, and that they have executed this Agreement with the consent and on the advice of such independent legal counsel; and (b) they and their counsel have determined through independent investigation and robust, arm’s-length negotiation that the terms of this Agreement shall exclusively embody and govern the subject matter of this Agreement.

8.6            Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.

8.7            Entire Agreement. The Parties acknowledge, accept, warrant and represent that (a) this is an enforceable agreement; (b) this Agreement embodies the entire and only understanding of each Party with respect to the Sublicense, and merges, supersedes and cancels all previous representations, warranties, assurances, communications, conditions, definitions, understandings or any other statement, express, implied, or arising by operation of law, whether oral or written, whether by omission or commission between and among them with respect to the foregoing subject matter of this Agreement; (c) no oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement; (d) the terms and conditions of this Agreement may be altered, modified, changed or amended only by a written agreement executed by duly-authorized representatives of the parties and specifically referencing this Section 8.8; and (f) none of them (nor their respective counsel) shall be deemed to be the draftsman of this Agreement in any action which may hereafter arise with respect to this Agreement.

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

8.8            Representations and Warranties. Each Party represents and warrants that it has the full right and authority to enter into this Agreement on behalf of itself and all of its Affiliates and to comply with all of the terms and conditions and fulfill all of its obligations set forth in this Agreement. Each Party shall cause all of its successors, assigns, transferees, Affiliates and successors, assigns and transferees of its Affiliates, to comply with all of the terms and conditions of this Agreement and to fulfill all of its obligations set forth in this Agreement, including the granting of all rights, licenses, covenants and releases set forth in this Agreement, and each Party shall be directly liable to the other Party for any breach of this Agreement by any of its successors, assigns, transferees or Affiliates or any successors, assigns or transferees of its Affiliates, including any failure by any such Person to grant any right, license, covenant or release set forth in this Agreement. Except for the changes necessary to effectuate this Agreement, the Parties acknowledge and agree that the Exclusive Agreement remains in force on its terms.

8.9            Modification: Waiver. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

8.10         Counterparts. This Agreement may be executed in counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures or other electronic means and such signatures shall be deemed to bind each Party as if they were original signatures.

8.11         Notices. All notices and other communications required by this Agreement shall be in writing in the English language and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other addresses that a Party specifies by like notice; provided, however, that notices of a change of address shall be effective only upon written receipt thereof):

If to Baxalta, addressed to:

Shire Pharmaceuticals

300 Shire Way

Lexington, MA 02421

Attn: General Counsel

If to Xenetic, addressed to:

Xenetic Biosciences, Inc.

99 Hayden Ave

Suite 230

Lexington, MA 02421

Attn: Chief Executive Officer

[Signature Page Follows]

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

On behalf of Xenetic Biosciences, Inc.
	By:	/s/ Jeffrey F. Eisenberg
Name: Jeffrey F. Eisenberg
Title: Chief Executive Officer
Date: October 27, 2017

On behalf of Baxalta Incorporated
	By:	/s/ Patrick S. Eagleman
Name: Patrick S. Eagleman
Title: Sr. Patent Counsel
Date: October 27, 2017

On behalf of Baxalta US Inc.
	By:	/s/ Patrick S. Eagleman
Name: Patrick S. Eagleman
Title: Sr. Patent Counsel
Date: October 27, 2017

On behalf of Baxalta GmbH
	By:	/s/ Patrick S. Eagleman
Name: Patrick S. Eagleman
Title: Sr. Patent Counsel
Date: October 27, 2017

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

Exhibit A

Xenetic Patents

[***]

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[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and

Exchange Commission pursuant to a request for confidential treatment.

EXECUTION VERSION

Exhibit B

“Net Sales” shall be calculated in the same manner as [***] calculates Net Sales reported to its shareholders and means all gross revenues, recognized in accordance with the International Financial Reporting Standards from the sale of Licensed Product to Third Parties in the Territory, less the following deductions relating to such sales, to the extent actually incurred, allowed, or paid:

(i)	cash discounts;

(ii)	reasonable estimates for chargebacks, rebates, administrative fee arrangement and similar price concessions offered to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations, or other customers directly related to the sale of Licensed Product;

(iii)	reasonable estimates for rebates or other price reductions provided, based on sales of Licensed Product to any governmental or regulatory authority in respect of state or federal Medicare, Medicaid or similar programs; and

(iv)	two percent (2.0%) of gross revenues of Licensed Product to cover operating expenses such as warehousing, shipping, distribution, bad debt, record keeping, report preparation, insurance, freight, packing, and transportation.

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